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News Release
HP Inc. Reports Fiscal 2025 Third Quarter Results

PALO ALTO, Calif. – Aug. 27, 2025 (GLOBE NEWSWIRE) – HP (NYSE: HPQ)
•Third quarter GAAP diluted net earnings per share ("EPS") of $0.80, up 23.1% from the prior year period
•Third quarter non-GAAP diluted net EPS of $0.75, down 10.7% from the prior year period
•Third quarter net revenue of $13.9 billion, up 3.1% from the prior-year period
•Third quarter net cash provided by operating activities of $1.7 billion, free cash flow of $1.5 billion
•Third quarter returned $0.4 billion to shareholders in the form of dividend and share repurchases

HP Inc.'s fiscal 2025 third quarter financial performance
	Q3 FY25	Q3 FY24	Y/Y
GAAP net revenue ($B)	$13.9	$13.5	3.1%
GAAP operating margin	5.1%	7.0%	(1.9) pts
GAAP net earnings ($B)	$0.8	$0.6	19%
GAAP diluted net EPS	$0.80	$0.65	23%
Non-GAAP operating margin	7.1%	8.2%	(1.1) pts
Non-GAAP net earnings ($B)	$0.7	$0.8	(15)%
Non-GAAP diluted net EPS	$0.75	$0.84	(11)%
Net cash provided by operating activities ($B)	$1.7	$1.4	17%
Free cash flow ($B)	$1.5	$1.3	13%

Notes to table
Information about HP Inc.'s use of non-GAAP financial information is provided under "Use of non-GAAP financial information" below.

Net revenue and EPS results
HP Inc. and its subsidiaries (“HP”) announced fiscal 2025 third quarter net revenue of $13.9 billion, up 3.1% (up 3.3% in constant currency) from the prior-year period.

“In Q3 we delivered a fifth consecutive quarter of revenue growth, driven by strength in Personal Systems and strong momentum in our key growth areas,” said Enrique Lores, President and CEO of HP Inc. “These results demonstrate our agility and focused execution in the quarter, reinforce the strength of our strategy, and our commitment to be a leader in the future of work.”

“Looking forward, we remain confident in the strength of the PC market opportunity, and expect continued momentum from Windows 11 refresh and AI PC adoption,” said Karen Parkhill, CFO, HP Inc. “We believe that the actions we are taking are the right ones to enable us to respond swiftly to near term market dynamics, while continuing to invest for long-term profitable growth.”

Third quarter GAAP diluted net EPS was $0.80, up from $0.65 in the prior-year period and above the previously provided outlook of $0.57 to $0.69. Third quarter non-GAAP diluted net EPS was $0.75, down from $0.84 in the prior-year period and within the previously provided outlook of $0.68 to $0.80. Third quarter non-GAAP net earnings and non-GAAP diluted net EPS excludes after-tax adjustments of $(50) million, or $(0.05) per diluted share, related to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets, certain litigation (benefits) charges, net, non-operating retirement-related credits, tax adjustments, and the related tax impact on these items.

Asset management
HP's net cash provided by operating activities in the third quarter of fiscal 2025 was $1.7 billion. Accounts receivable ended the quarter at $5.1 billion, up 3 days quarter over quarter to 33 days. Inventory ended the quarter at $8.4 billion, down 2 days quarter over quarter to 68 days. Accounts payable ended the quarter at $17.0 billion, up 8 days quarter over quarter to 138 days.

HP generated $1.5 billion of free cash flow in the third quarter. Free cash flow includes net cash provided by operating activities of $1.7 billion adjusted for net investments in leases from integrated financing of $23 million and net investments in property, plant, equipment and purchased intangible of $215 million.

HP’s dividend payment of $0.2894 per share in the third quarter resulted in cash usage of $272 million. HP also utilized $150 million of cash during the quarter to repurchase approximately 5.5 million shares of common stock in the open market. HP exited the quarter with $2.9 billion in gross cash, which includes cash and cash equivalents of $2.9 billion, restricted cash of $3 million and short-term investments of $3 million included in other current assets. Restricted cash is related to amounts collected and held on behalf of a third party for trade receivables previously sold.

Fiscal 2025 third quarter segment results
•Personal Systems net revenue was $9.9 billion, up 6% year over year (up 6% in constant currency) with a 5.4% operating margin. Consumer PS net revenue was up 8% and Commercial PS net revenue was up 5%. Total units were up 5% with Consumer PS units up 8% and Commercial PS units up 3%.
•Printing net revenue was $4.0 billion, down 4% year over year (down 3% in constant currency) with a 17.3% operating margin. Consumer Printing net revenue was down 8% and Commercial Printing net revenue was down 3%. Supplies net revenue was down 4% (down 3% in constant currency). Total hardware units were down 9%, with Consumer Printing units down 8% and Commercial Printing units down 12%.

Outlook
For the fiscal 2025 fourth quarter, HP estimates GAAP diluted net EPS to be in the range of $0.75 to $0.85 and non-GAAP diluted net EPS to be in the range of $0.87 to $0.97. Fiscal 2025 fourth quarter non-GAAP diluted net EPS estimates exclude $0.12 per diluted share, primarily related to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets, non-operating retirement-related credits, tax adjustments, and the related tax impact on these items.

For fiscal 2025, HP anticipates generating free cash flow in the range of $2.6 to $3.0 billion. HP’s outlook reflects the added cost driven by the current U.S. trade-related regulations in place, and associated mitigations.

More information on HP's earnings, including additional financial analysis and an earnings overview presentation, is available on HP's Investor Relations website at investor.hp.com.
HP's FY25 Q3 earnings conference call is accessible via audio webcast at www.hp.com/investor/2025Q3Webcast.

About HP Inc.
HP Inc. (NYSE: HPQ) is a global technology leader and creator of solutions that enable people to bring their ideas to life and connect to the things that matter most. Operating in more than 170 countries, HP delivers a wide range of innovative and sustainable devices, services and subscriptions for personal computing, printing, 3D printing, hybrid work, gaming, and more. For more information, please visit http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP other income and expenses, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) financial measures. HP also provides forecasts of non-GAAP diluted net EPS and free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net revenue, operating expense, operating profit, operating margin, other income and expenses, tax rate, net earnings, diluted net EPS, cash provided by operating activities or cash, cash equivalents, and restricted cash prepared in accordance with GAAP.

Forward-looking statements
This document contains forward-looking statements based on current expectations and assumptions that involve risks and uncertainties. If the risks or uncertainties ever materialize or the assumptions prove incorrect, they could affect the business and results of operations of HP Inc. and its consolidated subsidiaries which may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, projections of net revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, deferred taxes, share repurchases, foreign currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges, planned structural cost reductions and productivity initiatives; any statements of the plans, strategies and objectives of management for future operations, including, but not limited to, our business model and transformation, our sustainability goals, our go-to-market strategy, the execution of restructuring plans and any resulting cost savings (including the fiscal 2023 plan), net revenue or profitability improvements or other financial impacts; any statements concerning the expected development, demand, performance, market share or competitive performance relating to products or services; any statements concerning potential supply constraints, component shortages, manufacturing disruptions or logistics challenges; any statements regarding current or future macroeconomic trends or events, including global trade policies, and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims, disputes or other litigation matters; any statements of expectation or belief as to the timing and expected benefits of acquisitions and other business combination and investment transactions; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can also generally be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” and similar terms.

Risks, uncertainties and assumptions that could affect our business and results of operations include factors relating to HP’s ability to execute on its strategic plans, including the previously announced initiatives, business model changes and transformation; the development and transition of new products and services and the enhancement of existing products and services to meet evolving customer needs and respond to emerging technological trends, including artificial intelligence; the use of artificial intelligence; the impact of macroeconomic and geopolitical trends, changes and events, including global trade policies, the ongoing military conflict in Ukraine, continued instability in the Middle East or tensions in the Taiwan Strait and South China Sea and the regional and global ramifications of these events; volatility in global capital markets and foreign currency, increases in benchmark interest rates, the effects of inflation and instability of financial institutions; risks associated with HP’s international operations and the effects of business disruption events, including those resulting from climate change; the need to manage (and reliance on) third-party suppliers, including with respect to supply constraints and component shortages, and the need to manage HP’s global, multi-tier distribution network and potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; the execution and performance of contracts by HP and its suppliers, customers, clients and partners, including logistical challenges with respect to such execution and performance; the competitive pressures faced by HP’s businesses; the impact of third-party claims of IP infringement; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution, reseller and customer landscape; successfully competing and maintaining the value proposition of HP’s products, including supplies and services; challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products or our uneven sales cycle; the hiring and retention of key employees; the results of our restructuring plans (including the fiscal 2023 plan), including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of our restructuring plans; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; disruptions in operations from system security risks, data protection breaches, or cyberattacks; HP’s ability to maintain its credit rating, satisfy its debt obligations and complete any contemplated share repurchases, other capital return programs or other strategic transactions; changes in estimates and assumptions HP makes in connection with the preparation of its financial statements; the impact of changes to federal, state, local and foreign laws and regulations, including environmental regulations and tax laws; integration and other risks associated with business combination and investment transactions; our aspirations related to environmental, social and governance matters; potential impacts, liabilities and costs from pending or potential investigations, claims and disputes; the effectiveness of our internal control over financial reporting; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024 and HP’s other filings with the Securities and Exchange Commission ("SEC"). HP’s fiscal 2023 plan includes HP's efforts to take advantage of future growth opportunities, including but not limited to, investments to drive growth, investments in our people, improving product mix, driving structural cost savings and other productivity measures. Structural cost savings represent gross reductions in costs driven by operational efficiency, digital transformation, and portfolio optimization. These initiatives include but are not limited to workforce reductions, platform simplification, programs consolidation and productivity measures undertaken by HP, which HP expects to be sustainable in the longer-term. These structural cost savings are net of any new recurring costs resulting from these initiatives and exclude one-time investments to generate such savings. HP’s expectations on the longer-term sustainability of such structural cost savings are based on its current business operations and market dynamics and could be significantly impacted by various factors, including but not limited to HP’s evolving business models, future investment decisions, market environment and technology landscape.

As in prior periods, the financial information set forth in this document, including any tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Annual Report on Form 10-K for the fiscal year ending October 31, 2025 and HP’s other filings with the SEC. The forward-looking statements in this document are made as of the date of this document and HP assumes no obligation and does not intend to update these forward-looking statements.

HP’s Investor Relations website at investor.hp.com contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated, and new information is posted. The content of HP’s website is not incorporated by reference into this document or in any other report or document HP files with the SEC, and any references to HP’s website are intended to be inactive textual references only.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	July 31, 2025	April 30, 2025	July 31, 2024
Net revenue:
Products	$13,114	$12,423	$12,750
Services	818	797	769
Total net revenue	13,932	13,220	13,519
Cost of net revenue:
Products	10,599	10,007	10,164
Services	482	474	449
Total cost of net revenue	11,081	10,481	10,613
Gross profit	2,851	2,739	2,906
Research and development	406	401	413
Selling, general and administrative	1,452	1,480	1,404
Restructuring and other charges	110	122	46
Acquisition and divestiture charges	8	17	22
Amortization of intangible assets	159	65	81
Total operating expenses	2,135	2,085	1,966
Earnings from operations	716	654	940
Interest and other, net	(92)	(148)	(113)
Earnings before taxes	624	506	827
Benefit from (provision for) taxes	139	(100)	(187)
Net earnings	$763	$406	$640

Net earnings per share:
Basic	$0.81	$0.43	$0.65
Diluted	$0.80	$0.42	$0.65

Cash dividends declared per share	$0.58	$—	$0.55

Weighted-average shares used to compute net earnings per share:
Basic	947	950	979
Diluted	954	956	990

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Nine months ended
	July 31, 2025	July 31, 2024
Net revenue:
Products	$38,232	$37,212
Services	2,424	2,292
Total net revenue	40,656	39,504
Cost of net revenue:
Products	30,800	29,359
Services	1,426	1,328
Total cost of net revenue	32,226	30,687
Gross profit	8,430	8,817
Research and development	1,204	1,248
Selling, general and administrative	4,391	4,249
Restructuring and other charges	302	180
Acquisition and divestiture charges	31	71
Amortization of intangible assets	287	242
Total operating expenses	6,215	5,990
Earnings from operations	2,215	2,827
Interest and other, net	(381)	(410)
Earnings before taxes	1,834	2,417
Provision for taxes	(100)	(548)
Net earnings	$1,734	$1,869

Net earnings per share:
Basic	$1.83	$1.90
Diluted	$1.82	$1.88

Cash dividends declared per share	$1.16	$1.10

Weighted-average shares used to compute net earnings per share:
Basic	948	986
Diluted	955	994

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	July 31, 2025		April 30, 2025		July 31, 2024
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings	$763	$0.80	$406	$0.42	$640	$0.65
Non-GAAP adjustments:
Restructuring and other charges	110	0.12	122	0.13	46	0.05
Acquisition and divestiture charges	8	—	17	0.01	22	0.02
Amortization of intangible assets	159	0.17	65	0.07	81	0.08
Certain litigation (benefits) charges, net (a)(b)	(50)	(0.05)	103	0.11	18	0.02
Non-operating retirement-related credits	(2)	—	(6)	(0.01)	(2)	—
Tax adjustments(c)	(275)	(0.29)	(29)	(0.02)	29	0.02
Non-GAAP net earnings	$713	$0.75	$678	$0.71	$834	$0.84

GAAP earnings from operations	$716		$654		$940
Non-GAAP adjustments:
Restructuring and other charges	110		122		46
Acquisition and divestiture charges	8		17		22
Amortization of intangible assets	159		65		81
Certain litigation charges(a)	2		103		18
Non-GAAP earnings from operations	$995		$961		$1,107

GAAP operating margin	5.1%		4.9%		7.0%
Non-GAAP adjustments	2.0%		2.4%		1.2%
Non-GAAP operating margin	7.1%		7.3%		8.2%

(a)HP incurs settlement expenses from backward-looking claims that arise from certain existing or threatened Standard Essential Patent (“SEP”) litigation that are distinctive and substantial when compared to other intellectual property litigation that HP incurs in the ordinary course of business. HP excludes these SEP litigation expenses for purposes of calculating these non-GAAP measures.
(b)Third quarter of fiscal 2025 includes a gain from a single litigation matter that does not relate to HP's ongoing business operations and is presented in Interest and Other, net.
(c)Includes tax impact on non-GAAP adjustments.

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Nine months ended
	July 31, 2025		July 31, 2024
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings	$1,734	$1.82	$1,869	$1.88
Non-GAAP adjustments:
Restructuring and other charges	302	0.32	180	0.19
Acquisition and divestiture charges	31	0.02	71	0.07
Amortization of intangible assets	287	0.30	242	0.24
Certain litigation charges, net(a)(b)	53	0.06	18	0.02
Non-operating retirement-related credits	(13)	(0.01)	(7)	(0.01)
Tax adjustments(c)	(299)	(0.32)	81	0.08
Non-GAAP net earnings	$2,095	$2.19	$2,454	$2.47

GAAP earnings from operations	$2,215		$2,827
Non-GAAP adjustments:
Restructuring and other charges	302		180
Acquisition and divestiture charges	31		71
Amortization of intangible assets	287		242
Certain litigation charges(a)	105		18
Non-GAAP earnings from operations	$2,940		$3,338

GAAP operating margin	5.4%		7.2%
Non-GAAP adjustments	1.8%		1.2%
Non-GAAP operating margin	7.2%		8.4%

(a)HP incurs settlement expenses from backward-looking claims that arise from certain existing or threatened SEP litigation that are distinctive and substantial when compared to other intellectual property litigation that HP incurs in the ordinary course of business. HP excludes these SEP litigation expenses for purposes of calculating these non-GAAP measures.
(b)Nine months ended fiscal 2025 includes a gain from a single litigation matter that does not relate to HP's ongoing business operations and is presented in Interest and Other, net.
(c)Includes tax impact on non-GAAP adjustments.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (In millions)

	As of
	July 31, 2025	October 31, 2024
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$2,874	$3,253
Accounts receivable, net	5,123	5,117
Inventory	8,356	7,720
Other current assets	4,221	4,670
Total current assets	20,574	20,760
Property, plant and equipment, net	2,993	2,914
Goodwill	8,714	8,627
Other non-current assets	7,573	7,608
Total assets	$39,854	$39,909

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Notes payable and short-term borrowings	$820	$1,406
Accounts payable	16,985	16,903
Other current liabilities	10,059	10,378
Total current liabilities	27,864	28,687
Long-term debt	8,782	8,263
Other non-current liabilities	4,109	4,282
Stockholders' deficit	(901)	(1,323)
Total liabilities and stockholders' deficit	$39,854	$39,909

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended
	July 31, 2025	July 31, 2024
Cash flows from operating activities:
Net earnings	$763	$640
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation, amortization and impairment	306	208
Stock-based compensation expense	100	96
Restructuring and other charges	110	46
Deferred taxes on earnings	16	69
Other, net	31	(11)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(797)	(341)
Inventory	(199)	(275)
Accounts payable	1,793	1,082
Net investment in leases from integrated financing	(23)	(42)
Taxes on earnings	(239)	39
Restructuring and other	(89)	(60)
Other assets and liabilities	(111)	(27)
Net cash provided by operating activities	1,661	1,424
Cash flows from investing activities:
Investment in property, plant, equipment and purchased intangible	(215)	(162)
Purchases of available-for-sale securities and other investments	(17)	—
Maturities and sales of available-for-sale securities and other investments	55	—
Collateral returned (posted) for derivative instruments	197	(60)
Payment made in connection with business acquisitions, net of cash acquired	—	(15)
Net cash used in investing activities	20	(237)
Cash flows from financing activities:
Proceeds from debt, net of issuance costs	90	80
Payment of debt	(1,210)	(51)
Stock-based award activities and others	5	13
Repurchase of common stock	(150)	(600)
Cash dividends paid	(272)	(268)
Net cash used in financing activities	(1,537)	(826)
Increase in cash, cash equivalents and restricted cash	144	361
Cash, cash equivalents and restricted cash at beginning of period	2,730	2,517
Cash, cash equivalents and restricted cash at end of period	$2,874	$2,878

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Nine months ended
	July 31, 2025	July 31, 2024
Cash flows from operating activities:
Net earnings	$1,734	$1,869
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation, amortization and impairment	708	622
Stock-based compensation expense	432	367
Restructuring and other charges	302	180
Deferred taxes on earnings	(67)	69
Other, net	103	(24)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	54	(447)
Inventory	(671)	(953)
Accounts payable	94	1,442
Net investment in leases from integrated financing	(71)	(123)
Taxes on earnings	(360)	(89)
Restructuring and other	(238)	(204)
Other assets and liabilities	53	(583)
Net cash provided by operating activities	2,073	2,126
Cash flows from investing activities:
Investment in property, plant, equipment and purchased intangible	(700)	(439)
Purchases of available-for-sale securities and other investments	(23)	—
Maturities and sales of available-for-sale securities and other investments	69	—
Collateral posted for derivative instruments	(343)	(60)
Payment made in connection with business acquisitions, net of cash acquired	(116)	(15)
Net cash used in investing activities	(1,113)	(514)
Cash flows from financing activities:
Proceeds from debt, net of issuance costs	1,248	266
Payment of debt	(1,312)	(153)
Stock-based award activities and others	(113)	(67)
Repurchase of common stock	(350)	(1,200)
Cash dividends paid	(818)	(812)
Settlement of cash flow hedges	6	—
Net cash used in financing activities	(1,339)	(1,966)
Decrease in cash, cash equivalents and restricted cash	(379)	(354)
Cash, cash equivalents and restricted cash at beginning of period	3,253	3,232
Cash, cash equivalents and restricted cash at end of period	$2,874	$2,878

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	July 31, 2025	April 30, 2025	July 31, 2024	Q/Q	Y/Y
Net revenue:
Commercial PS	$7,036	$6,786	$6,677	4%	5%
Consumer PS	2,895	2,238	2,692	29%	8%
Personal Systems	9,931	9,024	9,369	10%	6%
Supplies	2,604	2,725	2,703	(4)%	(4)%
Commercial Printing	1,113	1,167	1,147	(5)%	(3)%
Consumer Printing	269	289	293	(7)%	(8)%
Printing	3,986	4,181	4,143	(5)%	(4)%
Corporate Investments(a)	16	16	7	NM	NM
Total segment net revenue	13,933	13,221	13,519	5%	3%
Other(a)	(1)	(1)	—	NM	NM
Total net revenue	$13,932	$13,220	$13,519	5%	3%

Earnings before taxes:
Personal Systems(b)	$541	$409	$617
Printing	689	814	715
Corporate Investments	(32)	(37)	(28)
Total segment earnings from operations	1,198	1,186	1,304
Corporate and unallocated cost and other	(103)	(85)	(101)
Stock-based compensation expense	(100)	(140)	(96)
Restructuring and other charges	(110)	(122)	(46)
Acquisition and divestiture charges	(8)	(17)	(22)
Amortization of intangible assets	(159)	(65)	(81)
Certain litigation charges(b)	(2)	(103)	(18)
Interest and other, net(c)	(92)	(148)	(113)
Total earnings before taxes	$624	$506	$827

(a)"NM" represents not meaningful.
(b)HP has reclassified certain litigation charges arising from SEP litigations from Personal Systems to Corporate.
(c)Third quarter of fiscal 2025 includes a gain from a single litigation matter that does not relate to HP's ongoing business operations.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Nine months ended		Change (%)
	July 31, 2025	July 31, 2024	Y/Y
Net revenue:
Commercial PS	$20,467	$18,964	8%
Consumer PS	7,712	7,640	1%
Personal Systems	28,179	26,604	6%
Supplies	8,155	8,430	(3)%
Commercial Printing	3,424	3,579	(4)%
Consumer Printing	857	877	(2)%
Printing	12,436	12,886	(3)%
Corporate Investments(a)	43	14	NM
Total segment net revenue	40,658	39,504	3%
Other(a)	(2)	—	NM
Total net revenue	$40,656	$39,504	3%

Earnings before taxes:
Personal Systems(b)	$1,457	$1,662
Printing	2,313	2,416
Corporate Investments	(96)	(95)
Total segment earnings from operations	3,674	3,983
Corporate and unallocated cost and other	(302)	(278)
Stock-based compensation expense	(432)	(367)
Restructuring and other charges	(302)	(180)
Acquisition and divestiture charges	(31)	(71)
Amortization of intangible assets	(287)	(242)
Certain litigation charges(b)	(105)	(18)
Interest and other, net(c)	(381)	(410)
Total earnings before taxes	$1,834	$2,417

(a)"NM" represents not meaningful.
(b)HP has reclassified certain litigation charges arising from SEP litigations from Personal Systems to Corporate.
(c)Nine months ended July 31, 2025 includes a gain from a single litigation matter that does not relate to HP's ongoing business operations.

HP INC. AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY (Unaudited)

	Three months ended			Change (pts)
	July 31, 2025	April 30, 2025	July 31, 2024	Q/Q		Y/Y
Segment operating margin:
Personal Systems(a)	5.4%	4.5%	6.6%	0.9	pts	(1.2)	pts
Printing	17.3%	19.5%	17.3%	(2.2)	pts	—	pts
Corporate Investments(b)	NM	NM	NM	NM		NM
Total segment	8.6%	9.0%	9.6%	(0.4)	pts	(1.0)	pts

	Nine months ended		Change (pts)
	July 31, 2025	July 31, 2024	Y/Y
Segment operating margin:
Personal Systems(a)	5.2%	6.2%	(1.0)	pts
Printing	18.6%	18.7%	(0.1)	pts
Corporate Investments(b)	NM	NM	NM
Total segment	9.0%	10.1%	(1.1)	pts

(a)HP has reclassified certain litigation charges arising from SEP litigations from Personal Systems to Corporate.

(b)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	July 31, 2025	April 30, 2025	July 31, 2024
Numerator:
GAAP net earnings	$763	$406	$640
Non-GAAP net earnings	$713	$678	$834

Denominator:
Weighted-average shares used to compute basic net earnings per share	947	950	979
Dilutive effect of employee stock plans(a)	7	6	11
Weighted-average shares used to compute diluted net earnings per share	954	956	990

GAAP diluted net earnings per share	$0.80	$0.42	$0.65
Non-GAAP diluted net earnings per share	$0.75	$0.71	$0.84

(a)Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Nine months ended
	July 31, 2025	July 31, 2024
Numerator:
GAAP net earnings	$1,734	$1,869
Non-GAAP net earnings	$2,095	$2,454

Denominator:
Weighted-average shares used to compute basic net earnings per share	948	986
Dilutive effect of employee stock plans(a)	7	8
Weighted-average shares used to compute diluted net earnings per share	955	994

GAAP diluted net earnings per share	$1.82	$1.88
Non-GAAP diluted net earnings per share	$2.19	$2.47

(a)Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

Use of non-GAAP financial measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP other income and expenses, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt). HP also provides forecasts of non-GAAP diluted net EPS and free cash flow.
These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures
Net revenue on a constant currency basis excludes the effect of foreign currency exchange fluctuations calculated by translating current period revenues using monthly exchange rates from the comparative period and excluding any hedging impact recognized in the current period. Non-GAAP operating margin is defined to exclude the effects of any amounts relating to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets and certain litigation (benefits) charges, net. Non-GAAP net earnings and non-GAAP diluted net EPS consist of net earnings or diluted net EPS excluding those same charges, non-operating retirement related (credits)/charges, debt extinguishment costs (benefit), tax adjustments and the amount of additional taxes or tax benefits associated with each non-GAAP item.

HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above for these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•Restructuring and other charges are (i) costs associated with a formal restructuring plan and are primarily related to employee separation from service and early retirement costs and related benefits, costs of real estate consolidation and other non-labor charges; and (ii) other charges, which includes non-recurring costs including those as a result of information technology rationalization efforts and transformation program management and are distinct from ongoing operational costs. HP excludes these restructuring and other charges (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because HP believes that these costs do not reflect expected future operating expenses and excluding such expenses for purposes of calculating these non-GAAP measures is useful to management and investors in evaluating HP's current operating performance and comparing operating performance to other periods.

•HP incurs cost related to its acquisitions and divestitures, which it would not have otherwise incurred as part of its operations. The charges are direct expenses such as third-party professional and legal fees, integration and divestiture-related costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory and certain compensation charges related to cash settlement of restricted stock units and performance-based restricted stock units towards acquisitions. These charges related to acquisitions and divestitures are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP's acquisitions or divestitures. HP believes that eliminating such expenses for purposes of calculating these non-GAAP measures is useful to management and investors in evaluating HP’s current operating performance and comparing operating performance to other periods.

•HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings, operating margin, net earnings and diluted net EPS. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures because HP believes doing so is useful to management and investors in evaluating HP’s current operating performance and comparing operating performance to other periods.

•HP recorded certain litigation (benefits) charges, net that include (1) settlement expenses, and any reversal of accrual taken for such settlements, from backward-looking claims that arise from certain existing or threatened Standard Essential Patent ("SEP") litigation that is distinctive and substantial when compared to other intellectual property litigation that HP incurs in the ordinary course of business and (2) a gain from a single litigation matter that does not relate to HP's ongoing business operations. HP excludes these impacts for the purpose of calculating these non-GAAP measures.

•HP incurs debt extinguishment (benefit) costs, which includes certain (gain)/loss related to the repurchase of certain of its outstanding U.S. dollar global notes or termination of commitments under revolving credit facilities. This (gain)/loss resulting from debt redemption transactions are partially or more than offset by costs such as bond repurchase premiums, bank fees, unpaid accrued interests, etc. HP excludes these (benefit)/costs for the purposes of calculating these non-GAAP measures because HP believes doing so is useful to management and investors in evaluating HP’s current operating performance and comparing operating performance to other periods.

•Non-operating retirement-related (credits) charges include certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, associated with HP’s defined benefit pension and post-retirement benefit plans. The market-driven retirement-related adjustments are primarily due to the changes in the value of pension plan assets and liabilities which are tied to financial market performance and HP considers these adjustments to be outside the operational performance of the business. Non-operating retirement-related (credits) charges also include certain plan curtailments, settlements and special termination benefits related to HP’s defined benefit pension and post-retirement benefit plans. HP believes that eliminating such adjustments for purposes of calculating non-GAAP measures is useful to management and investors in evaluating HP’s current operating performance and comparing operating performance to other periods.

•HP recorded tax adjustments including tax expenses and benefits from internal reorganizations, realizability of certain deferred tax assets, various tax rate and regulatory changes, and tax settlements across various jurisdictions. HP excludes these adjustments for the purposes of calculating these non-GAAP measures because HP believes doing so is useful to management and investors in evaluating HP’s current operating performance and comparing operating performance to other periods.

Free cash flow is a non-GAAP measure that is defined as cash flow provided by (used in) operating activities adjusted for net investment in leases from integrated financing and net investments in property, plant, equipment and purchased intangible. Gross cash is a non-GAAP measure that is defined as cash, cash equivalents and restricted cash plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses free cash flow and gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, repurchasing stock and other purposes. HP’s management also uses free cash flow and gross cash to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in cash, cash equivalents and restricted cash, HP believes that gross cash provides a helpful assessment of HP’s liquidity. Because free cash flow includes net cash provided by (used in) operating activities adjusted for net investment in leases from integrated financing and net investments in property, plant, equipment and purchased intangible. HP believes that free cash flow provides a useful assessment of HP’s liquidity and capital resources. Net cash (debt) is defined as gross cash less gross debt after adjusting the effect of unamortized premium/discount on debt issuance, debt issuance costs and gains/losses on interest rate swaps.

Key Growth Areas
Key Growth Areas represent HP’s businesses which management expects to collectively grow at a rate faster than HP’s core business with accretive margins in the longer term. HP’s Key Growth Areas are comprised of:

Hybrid Systems: Video conferencing solutions, cameras, headsets, voice, and related software capabilities

Advanced Compute Solutions: Diverse portfolio encompassing high-performance computing, mobile and desktop workstations, retail workstations, retail solutions, and emerging technologies to address complex computational tasks, data-intensive applications, and evolving industry needs.

AI PC: PCs, excluding Workstations, equipped with dedicated hardware components like Neural Processing Units (NPUs), are designed to facilitate and enhance the execution of AI and machine learning tasks.

Workforce Solutions: Managed services (Managed Print Service and Device-as-a-Service), digital services and lifecycle services

Consumer Subscriptions: Instant Ink services, other consumer subscriptions and consumer digital services

Industrial Graphics: Large Format Industrial, Page Wide Press (PWP), Indigo and Page Wide Industrial packaging solutions and supplies

3D & Personalization: Portfolio of additive manufacturing solutions and supplies including end-to-end solutions such as moulded fiber, footwear and orthotics

Material limitations associated with use of non-GAAP financial measures
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:
•Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this change in value is not included in non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS, and therefore does not reflect the full economic effect of the change in value of those intangible assets.

•Items such as restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets, certain litigation (benefits) charges, net are excluded from non-GAAP operating margin. In addition, non-operating retirement-related (credits) charges, debt extinguishment costs (benefit), certain litigation (benefits) charges, net and tax adjustments are excluded from non-GAAP other income and expenses, non-GAAP tax rate, non-GAAP net earnings and non-GAAP diluted net EPS. These items can have a material impact on the equivalent GAAP earnings measure and cash flows.

•HP may not be able to immediately liquidate the short-term and certain long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

Other companies may calculate the non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
HP accounts for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors
HP believes that providing net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP other income and expenses, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) to investors in addition to the related GAAP financial measures provides investors with greater insight to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and financial condition and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance and financial condition. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.